UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 29, 2012

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2012 (the “Closing Date”), Carpenter Technology Corporation, a Delaware corporation (the “Company”) completed its previously announced acquisition of Latrobe Specialty Metals, Inc. (“Latrobe”) through the merger of Hawke Acquisition Corp., a wholly owned subsidiary of the Company (“Acquisition Sub”), with and into Latrobe (the “Merger”) pursuant to the agreement and plan of merger by and among the Company, Latrobe, Acquisition Sub, Watermill-Toolrock Partners, L.P. (“Watermill”), solely as the representative of the Watermill equity holders of Latrobe, and HHEP-Latrobe, L.P. (“Hicks”), solely as the representative of the Hicks equity holders of Latrobe executed June 20, 2011 (as amended, the “Merger Agreement”).

Stockholders and Registration Rights Agreements

In connection with the closing of the Merger, the Company executed a stockholders agreement with Hicks, Watermill, Watermill-Toolrock Partners II, L.P. (“Watermill II”) and Watermill-Toolrock Enterprises, LLC (“Watermill Enterprises” and, collectively with Watermill and Watermill II, the “Watermill Group” and, collectively with Hicks, Watermill and Watermill II, the “Investors”), dated February 29, 2012 (the “Stockholders Agreement”). The Stockholders Agreement provides for each of Hicks and the Watermill Group to appoint a member of the Company’s board of directors (the “Board”) to serve from the consummation of the Merger until the Company’s 2014 annual meeting of stockholders. Hicks and the Watermill Group designated Thomas O. Hicks and Steven E. Karol, respectively, to serve on the Board. The Investors have also agreed pursuant to the Stockholders Agreement (i) that during the time that such Investors may appoint designees to the Board (or shorter in the event such designees resign from the Board) they will vote the shares of the Company’s common stock in favor of the Company’s nominees for directors and not contrary to the recommendations of the Board on other matters, and (ii) for a period of five years following the consummation of the Merger they will not acquire any additional shares of the Company’s common stock or, with limited exceptions, sell their shares of the Company’s common stock where the result of such sale would be for a third party to own more than 5% of the Company’s outstanding common stock.

In addition to the Stockholders Agreement, the Company and the Investors executed a registration rights agreement, dated February 29, 2012 (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to register Company securities owned by the Investors and their affiliates with the Securities and Exchange Commission for resale to third parties. The Registration Rights Agreement requires that the Company file a shelf registration statement three months after the Closing Date and to permit the Investors and their affiliates to participate in limited circumstances in Company offerings of securities occurring three months after the Closing Date.

Each of the Investors is an equity holder of Toolrock Investment, LLC, the majority stockholder of Latrobe (“Toolrock”). Except for the items described in this Current Report on Form 8-K, no other material relationship exists between the Investors and the Company.

The foregoing summaries of the Stockholders Agreement and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and the terms of which are incorporated herein by reference.

Amendment to the Merger Agreement

In connection with the closing of the Merger, on the Closing Date the parties to the Merger Agreement entered into an amendment of the Merger Agreement to (i) modify the definition of “Closing Date Share Value” and (ii) adjust the timing of certain deliveries to be made in connection with the closing. The foregoing summary of the amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Except for the items described in this Current Report on Form 8-K, no other material relationship exists among the parties to the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Items 1.01 and 5.02 of this Current Report on Form 8-K are hereby incorporated herein by reference.

On the Closing Date, the Company issued 8.1 million shares of the Company’s common stock to Latrobe’s stockholders pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereof. 1,235,226 of the shares issued as merger consideration were placed into escrow to secure Latrobe’s indemnification obligations and to account for pension funding issues of Latrobe. In accordance with the Merger Agreement, the Company also remitted payment of approximately $168 million to satisfy Latrobe’s debt and reimburse certain transaction related expenses and prior securities offering related expenses of Latrobe.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, the Board has expanded the size of the Board by two members and appointed Thomas O. Hicks and Steven E. Karol to fill the vacancies created by the expansion of the size of the Board. The Board has not yet determined which, if any committees on which Mr. Hicks or Mr. Karol will serve. They will receive the standard compensation for independent directors for service on the Board.

Mr. Hicks is an affiliate of Hicks and Mr. Karol is an affiliate of the Watermill Group. Except for the items described in this Current Report on Form 8-K, no material relationship exists with respect to Mr. Hicks and Mr. Karol.

Item 8.01 Other Events.

On the Closing date, the Company issued a press release announcing the closing of the Merger, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements for Business Acquired.

The financial statements for the business acquired required by this Item, with respect to the acquisition described above, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Form Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described above, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger by and among Carpenter Technology Corporation, Hawke Acquisition Corp., Latrobe Specialty Metals, Inc., HHEP-Latrobe, L.P., and Watermill-Toolrock Partners, L.P. dated February 29, 2012

10.1	Stockholders Agreement by and among Carpenter Technology Corporation, Watermill-Toolrock Partners, L.P., Watermill-Toolrock Partners II, L.P., Watermill-Toolrock Enterprises, LLC and HHEP-Latrobe, L.P. dated February 29, 2012

10.2	Registration Rights Agreement by and among Carpenter Technology Corporation, Watermill-Toolrock Partners, L.P., Watermill-Toolrock Partners II, L.P., Watermill-Toolrock Enterprises, LLC and HHEP-Latrobe, L.P. dated February 29, 2012

99.1	Press release dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
	Name:	James D. Dee
	Title:	Vice President, General Counsel and Secretary

Date: February 29, 2012

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger by and among Carpenter Technology Corporation, Hawke Acquisition Corp., Latrobe Specialty Metals, Inc., HHEP-Latrobe, L.P., and Watermill-Toolrock Partners, L.P. dated February 29, 2012

10.1	Stockholders Agreement by and among Carpenter Technology Corporation, Watermill-Toolrock Partners, L.P., Watermill-Toolrock Partners II, L.P., Watermill-Toolrock Enterprises, LLC and HHEP-Latrobe, L.P. dated February 29, 2012

10.2	Registration Rights Agreement by and among Carpenter Technology Corporation, Watermill-Toolrock Partners, L.P., Watermill-Toolrock Partners II, L.P., Watermill-Toolrock Enterprises, LLC and HHEP-Latrobe, L.P. dated February 29, 2012

99.1	Press release dated February 29, 2012